Exhibit 99.1

Kathy Ireland And Level Brands Announce
Extension of License Agreement With Isodiol International, Inc.

Term of License Agreement Extended to 10 years, Territory Expanded to Worldwide

Charlotte, N.C. -- January 22, 2018. Kathy Ireland, Chairman Emeritus and Chief Brand Strategist of Level Brands, Inc. (NYSE American: LEVB), an innovative marketing and licensing company that provides bold, unconventional and socially responsible branding for leading businesses, along with Vancouver-based Isodiol International Inc., (CSE: ISOL) (OTCQB: ISOLF) (FSE: LB6A.F), a global Bioactive Phytoceutical innovator specializing in the development of pharmaceutical and wellness products, jointly announced today that the companies have signed an amendment to the License Agreement entered into in December 2017 which extends the term from five years to 10 years, as well as expands the territorial coverage from North America to worldwide. This amendment was entered into after the parties concluded the go/no go discussions contemplated under the terms of the License Agreement.

Kathy Ireland said “Our vision is that Isodiol will become the leading CBD company in the world. When customers, investors, distributors, retailers and the media think of CBD, our goal is that they will think Isodiol. The CBD market is at its infancy, and we believe, based on our research and decades of brand building, that the CBD industry will see enormous growth over the next decade on a worldwide basis. We look forward to working with the Isodiol team to execute on a multi-faceted marketing strategy that we feel will enable Isodiol to grow its bulk and private label businesses, as well as be able to rapidly go to market with specialized branded lines of unique and best in class products. The Isodiol product portfolio will include body balms, tinctures, personal care, nano-mist and functional beverages. We believe that these new Isodiol products, which are derived from hemp and are 99%+ pure, bioactive and pharmaceutical grade and are under the kathy ireland Health & Wellness license will gain acceptance and advocacy worldwide. We also intend to utilize IM’1, Tommy Meharey, Chef Andre Carthen, Nicholas Walker and Beauty & Pin-Ups brands in our relationship with Isodiol. One of the many responsibilities in this new venture is, for me personally, to serve as Educator in Chief about cannabidiol. Isodiol is leading the strategy for the appropriate uses of hemp derivatives, and Isodiol products are free of THC. It’s ironic that people find controversy in the powerfully useful hemp plant. Without THC, hemp has many natural and important uses, which are beneficial in countless ways. We need people to please understand, that hemp, without THC, is similar to a grape without fermentation. I believe that what the Isodiol team has done is bring the best qualities of hemp-derived CBD to market without any psychotropic element, whatsoever.”

Marcos Agramont, CEO of Isodiol said, “Upon further discussion with Kathy Ireland and the Level Brands team, it became clear that both sides share a common goal, which is to help people around the globe understand how cannabidiol is beneficial for the human body. With this expanded agreement, we will now be able to introduce a variety of Isodiol brands to Kathy’s extremely large network around the globe. Overall, Level Brands is innovative in licensing, marketing and brand management and this will further assist Isodiol in providing consistent and highly bioactive products. The opportunity to increase this partnership from North America to worldwide is something that we believe will have a tremendous impact on Isodiol in the short and long term.”

Martin Sumichrast, Chairman and CEO of Level Brands said “We believe that the technology that the Isodiol team has acquired and is acquiring will allow Isodiol to be at the forefront of the CBD industry. Level Brands and Isodiol have embarked on a decade long partnership which has the potential to not only sell a significant amount of consumer branded products worldwide but also bring to market new innovative means that I believe will provide consumers the benefits of CBD. We are incredibly grateful for this opportunity and the leadership that Kathy and the team at kathy ireland® Worldwide has and will provide to Level Brands and the team at Isodiol.”

Under the License Agreement, Isodiol will work with Level Brands to develop consumer products for its kathy ireland® Health & Wellness brand, and for Level Brands subsidiary I’M1, the company’s lifestyle brand for men, as well as products under the Chef Andre Carthen and Nicholas Walker brands, which are licensed by Level Brands. Encore Endeavor One (EE1), Level Brands’ corporate brand management subsidiary and producer of experiential entertainment events, will provide strategic advisory services for the new product lines. Level Brands will receive an initial US$2 million payment in the form of Isodiol shares and initial cash payments of US$62,500 due at execution of the licensing agreement and on June 30, 2018. During the term of the agreement Level will also receive US$750,000 per quarter in the form of Isodiol shares and a 3% royalty on all gross sales of branded products. No additional consideration was issued for the expanded territorial coverage from North America to worldwide.

kathy ireland® Health & Wellness, I’M1 and EE1 are led in marketing and creative by Stephen Roseberry, President and Chief Marketing Officer of kathy ireland® Worldwide (kiWW®), together with kiWW®’s Global Creative Director, Jon Carrasco. I’M1 was co-founded by Kathy Ireland and Tommy Meharey - Marine, millennial father, global fashion model, concert producer, Vice President of kathy ireland® Weddings & Resorts, as well as the youngest Board of Directors member of kathy ireland® Worldwide. EE1 was co-founded by Ireland and Nic Mendoza, heir to a family legacy with generations of extraordinary musical success.

Level Brands is committed to social responsibility, with each partner, client, and licensee supporting its Millennium Development Goals to improve the condition of lives around the world. Through this licensing agreement, Isodiol has made a corporate culture and financial commitment to support these goals with an emphasis on health and wellness.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands creates bold, unconventional and socially responsible branding for leading businesses. With a focus on corporate brand management and consumer products marketing art, beauty, fashion, health and wellness including the beverage space, entertainment, and real estate. Licensed brand marketing is at the core of the Level Brand businesses: Ireland Men One or I'M1, for millennial men and the women who love them; Encore Endeavor One or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; kathy ireland® Health & Wellness; Beauty & Pin-Ups, Level Brands' hair care and disruptive women's products brand.

About Isodiol International Inc. (www.Isodiol.com)

Isodiol International, Inc. is the market leader in pharmaceutical grade phytochemical compounds and the industry leader in the manufacturing and development of phytoceutical consumer products. Isodiol is the pioneer of many firsts for the cannabis industry including commercialization of 99%+ pure, bioactive pharmaceutical grade cannabinoids, micro-encapsulations, and nanotechnology for the highest quality consumable and topical skin care products. Isodiol's growth strategy includes the development of over-the-counter and pharmaceutical drugs, expanding its phytoceutical portfolio, and aggressively continuing its international expansion into Latin America, Asia, and Europe.

Forward-Looking Statements for Level Brands, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of Isodiol International Inc.'s ability to introduce products under the terms of the License Agreement and the level of any future sales of those products. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contacts
Guttman Associates PR & Marketing
Rona Menashe, 310-246-4600
Executive Vice President
rona@guttmanpr.com